CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus dated July 28, 2010, as revised October 5, 2010, for Invesco Van Kampen Asset Allocation Growth Fund, Invesco Van Kampen Asset Allocation Moderate Fund, and Invesco Van Kampen Asset Allocation Conservative Fund, that is incorporated by reference in the Proxy Statement/Prospectus in the Registration Statement of AIM Growth Series (Invesco Growth Series) on Form N-14.
We also consent to the use of our reports dated May 18, 2010 for Van Kampen Asset Allocation Growth Fund, Van Kampen Asset Allocation Moderate Fund, and Van Kampen Asset Allocation Conservative Fund, that are incorporated by reference in the Statement of Additional Information in the Registration Statement of AIM Growth Series (Invesco Growth Series) on Form N-14.
We also consent to the reference to our firm as predecessor fund’s auditor under the caption “Independent Registered Public Accounting Firm” and to the incorporation by reference of our reports dated May 18, 2010 for Van Kampen Asset Allocation Growth Fund, Van Kampen Asset Allocation Moderate Fund, and Van Kampen Asset Allocation Conservative Fund, in the Statement of Additional Information dated July 28, 2010 of AIM Growth Series (Invesco Growth Series), that is incorporated by reference in the Statement of Additional Information in the Registration Statement of AIM Growth Series (Invesco Growth Series) on Form N-14.
/s/ ERNST & YOUNG LLP
Chicago, Illinois
November 18, 2010